Exhibit 99
TIM HORTONS INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995 and Canadian Securities Laws
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those disclosed in the statement. Canadian securities laws have corresponding safe harbor provisions, subject to certain additional requirements including the requirement to state the assumptions used to make the forecasts set out in forward-looking statements. Tim Hortons Inc. (the “Company”) desires to take advantage of these “safe harbor” provisions.
Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “outlook,” “forecast” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Examples of forward-looking statements that may be contained in our public disclosure from time-to-time include, but are not limited to, statements concerning management’s expectations relating to possible or assumed future results, our strategic goals and our priorities, and the economic and business outlook for us, for each of our business segments and for the economy generally. Many of the factors that could determine our future performance are beyond our ability to control or predict. The following factors, in addition to other factors set forth in our Form 10-K filed on February 21, 2013 (“Form 10-K”), and in our Form 10-Q filed on November 7, 2013 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), and in other press releases, communications, or filings made with the SEC or the CSA, could cause our actual results to differ materially from the expectation(s) included in forward-looking statements and, if significant, could materially affect the Company’s business, sales revenue, share price, financial condition, and/or future results, including causing the Company to (i) close restaurants, (ii) fail to realize same-store sales growth targets, which are critical to achieving our financial targets, (iii) fail to meet the expectations of our securities analysts or investors, or otherwise fail to perform as expected, (iv) experience a decline and/or increased volatility in the market price of its stock, (v) have insufficient cash to engage in or fund expansion activities, dividends, or share repurchase programs, or (vi) increase costs, corporately or at restaurant-level, which may result in increased restaurant-level pricing, which in turn may result in decreased guest demand for our products resulting in lower sales, revenue, and earnings. Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also materially adversely affect our business, financial condition, and/or operating results. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.
Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of an adverse event or condition that damages our strong brand position and reputation; the absence of a material increase in competition or in volume of type of competitive activity within the quick service restaurant segment of the food service industry; ability to obtain financing on favorable terms; ability to maintain investment grade credit ratings; prospects and execution risks concerning the U.S. market strategy; general worldwide economic conditions; cost and availability of commodities; the ability to retain our senior management team or the inability to attract and retain new qualified personnel; continuing positive working relationships with the majority of the Company’s restaurant owners; the absence of any material adverse effects arising as a result of litigation; and there being no significant change in the Company’s ability to comply with current or future regulatory requirements. We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purposes.
Factors Affecting Growth and Other Important Strategic Initiatives. There can be no assurance that the Company will be able to achieve new restaurant or same-store sales growth objectives, that new restaurants will be profitable or that strategic initiatives will be successfully implemented. Early in the development of new markets, the opening of new restaurants may have a negative effect on the same-store sales of existing restaurants in the market. The Company may also enter markets where its brand is not well-known and where it has little or no operating experience and, as a result, may not achieve the level of penetration needed in order to drive brand recognition, convenience, increased leverage to marketing dollars, and other benefits the Company believes penetration yields. When the Company enters new markets, it may be necessary to increase restaurant owner relief and support costs, which lowers its earnings. There can be no assurance that the Company will be able to successfully adapt its brand, development efforts, and restaurants to these differing market conditions. The Company’s failure to successfully implement growth and various other strategies and initiatives related to international development may have a negative impact on the overall operation of its business and may result in increased costs or inefficiencies that it cannot currently anticipate. The Company may also continue to selectively close restaurants that are not achieving acceptable levels of profitability or change its growth strategies over time, where appropriate. Such closures may be accompanied by impairment charges that may have a negative impact on the Company’s earnings. The success of any restaurant depends in substantial part on its location. There can be no assurance that current locations will continue to be attractive as demographic patterns or economic conditions change. If we cannot obtain desirable locations for restaurants at reasonable prices, the Company’s ability to affect its growth strategy will be adversely affected. The Company has vertically integrated manufacturing, warehouse and distribution capabilities which may at times result in delays or difficulties. The Company also intends to evaluate potential mergers, acquisitions, joint-venture investments, alliances, vertical integration opportunities and divestitures, which are subject to many of the same risks that also affect new store development as well as various other risks. In addition, there can be no assurance that the Company will be able to complete the desirable transactions, for reasons including restrictive covenants in debt instruments or other agreements with third parties. The Company may continue to pursue strategic alliances (including co-branding) with third parties for different types of development models and products and there can be no assurance that: significant value will be recognized through such strategic alliances; the Company will be able to maintain its strategic alliances; or, the Company will be able to enter into new strategic relationships in the future. Entry into such relationships as well as the expansion of the Company’s current business through such initiatives may expose it to additional risks that may adversely affect the Company’s brand and business. The Company’s financial outlook and long-range targets are based on the successful implementation, execution and guest acceptance of the Company’s strategic plans and initiatives; accordingly, the failure of any of these criteria could cause the Company to fall short of achievement of its financial objectives and long-range aspirational goals.
The Importance of Canadian Segment Performance and Brand Reputation. The Company’s financial performance is highly dependent upon its Canadian operating segment, which accounted for 94.0% of our reportable segment revenues, and 97.5% of our reportable segment operating income in fiscal 2012. Any substantial or sustained decline in the Company’s Canadian business would materially and adversely affect its financial performance. The Company’s success is also dependent on its ability to maintain and enhance the value of its brand, its guests’ connection to and perception of its brand, and a positive relationship with its restaurant owners. Brand value can be severely damaged, even by isolated incidents, including those that may be beyond the Company’s control such as: actions taken or not taken by its restaurant owners relating to health, safety, environmental, welfare, labour, public policy or social issues; contaminated food; litigation and claims (including litigation by, other disputes with, or negative relationship with restaurant owners); failure of security breaches or other fraudulent activities associated with its networks and systems; illegal activity targeted at the Company; and negative incidents occurring at or affecting its strategic business partners (including in connection with co-branding initiatives, international licensing arrangements and its self-serve kiosk model), affiliates, and corporate social responsibility programs. The Company’s brand could also be damaged by falsified claims or the quality of products from its vertically integrated manufacturing plants, and potentially negative publicity from various sources, including social media sites on a variety of topics and issues, whether true or not, which are beyond its control.
Competition. The quick service restaurant industry is intensely competitive with respect to price, service, location, personnel, qualified restaurant owners, real estate sites and type and quality of food. The Company and its restaurant owners compete with international, regional and local organizations, primarily through the quality, variety, and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising/marketing, promotional and operational programs, discounting activities, price, changing demographic patterns and trends, changing consumer preferences and spending patterns, including weaker consumer spending in difficult economic times, or a desire for a more diversified menu, changing health or dietary preferences and perceptions, and new product development by the Company and its competitors are also important factors. Certain of the Company’s competitors, most notably in the U.S., have greater financial and other resources than it does, including substantially larger marketing budgets and greater leverage from their marketing spend. In addition, the Company’s major competitors continue to engage in discounting, free sampling and other promotional activities.
Economic Conditions. The Company’s operating results and financial condition are sensitive to and dependent upon discretionary spending by guests, which may be affected by uncertainty in general economic conditions that could drive down demand for its products and result in fewer transactions or decrease average cheque per transaction at our restaurants. The Company cannot predict the timing or duration of suppressed economic conditions which could have an adverse effect on our business, results of operations and financial condition.
Product Innovation and Extensions. Achievement of the Company’s same-store sales strategy is dependent, among other things, on its ability to extend the product offerings of its existing brands and introduce innovative new products. Although it devotes significant focus to the development of new products, the Company may not be successful in developing innovative new products or its new products may not be commercially successful. The Company’s financial results and its ability to maintain or improve its competitive position will depend on its ability to effectively gauge the direction of the market and consumer trends and initiatives and successfully identify, develop, manufacture, market and sell new or improved products in response to such trends.

Senior Management Team. Our success will continue to depend to a significant extent on our executive management team and the ability of other key management personnel to replace executives who retire or resign. We may not be able to retain our executive officers and key personnel or attract additional qualified management personnel to replace executives who retire or resign. Failure to retain our leadership team and attract and retain other important personnel could lead to ineffective management and operations, which would likely decrease our profitability. We are currently in a CEO transition period and our Board of Directors has appointed Mr. Marc Caira to the position of President and Chief Executive Officer, effective July 2, 2013. With the change in leadership, there is a risk to retention of other members of senior management, even with the existing retention program in place, as well as to continuity of business initiatives, plans and strategies through the transition period. In August 2012, we announced the implementation of an organizational structure which includes a Corporate Centre and Business Unit design. We completed the process of realigning roles and responsibilities under that new structure at the end of the first quarter of 2013. As a result of the Corporate reorganization, there has been a slight net reduction in the size of our employee base due to the departure of certain employees. Any lack of required resources for a prolonged period of time could negatively impact our operations and ability to execute our strategic initiatives; harm our ability to retain and motivate employees; and negatively impact our ability to attract new employees.

Commodities. The Company is exposed to price volatility in connection with certain key commodities that it purchases in the ordinary course of business such as coffee, wheat, edible oils, sugar, and other product costs which can impact revenues, costs and margins. Although the Company monitors its exposure to commodity prices and its forward hedging program partially mitigates the negative impact of any costs increases, price volatility for commodities it purchases has increased due to conditions beyond its control, including recent economic and political conditions, currency fluctuations, availability of supply, weather conditions, pest damage and consumer demand and consumption patterns. Increases and decreases in commodity costs are largely passed through to restaurant owners and the Company and its restaurant owners have some ability to increase product pricing to offset a rise in commodity prices, subject to restaurant owner and guest acceptance, respectively. Notwithstanding the foregoing, while it is not our operating practice, we may choose not to pass along all price increases to our restaurant owners. As a result, commodity cost increases could have a more significant effect on our business and results of operations than if we had passed along all increases to our restaurant owners. Price fluctuations may also impact margins as many of these commodities are typically priced based on a fixed-dollar mark-up. Although the Company generally secures commitments for most of its key commodities that generally extend over a six-month period, these may be at higher prices than its previous commitments. If the supply of commodities, including coffee, fails to meet demand, the Company’s restaurant owners may experience reduced sales which, in turn, would reduce our rents and royalty income as well as distribution income. Such a reduction in the Company’s income may adversely impact the Company’s business and financial results.
Food Safety and Health Concerns. Incidents or reports, whether true or not, of food-borne illness and injuries caused by or claims of food tampering, employee hygiene and cleanliness failures or impropriety at Tim Hortons, and the potential health impacts of consuming certain of the Company’s products or other quick service restaurants unrelated to Tim Hortons, could result in negative publicity, damage the Company’s brand value and potentially lead to product liability or other claims. Any decrease in guest traffic or temporary closure of any of the Company’s restaurants as a result of such incidents or negative publicity may have a material adverse effect on its business, results of operations and financial condition.
Distribution Operations and Supply Chain. The occurrence of any of the following factors is likely to result in increased operating costs and decreased profitability of the Company’s distribution operations and supply chain and may also injure its brand, negatively affect its results of operations and its ability to generate expected earnings and/or increase costs, and/or negatively impact the Company’s relationship with its restaurant owners: higher transportation or shipping costs; inclement weather; increased food and other supply costs; having a single source of supply for certain of its food products; potential cost and disruption of a product recall; shortages or interruptions in the availability or supply of perishable food products and/or their ingredients; potential negative impacts on our relationship with our restaurant owners associated with an increase of required purchases, or prices, of products purchased from the Company’s distribution business; and political, physical, environmental, labour or technological disruptions in the Company’s or its suppliers’ manufacturing and/or warehouse plants, facilities or equipment.
Importance of Restaurant Owners. A substantial portion of the Company’s earnings come from royalties and other amounts paid by restaurant owners, who operated 99.5% of the Tim Hortons restaurants as of December 30, 2012. The Company’s revenues and profits would decline and its brand reputation could also be harmed if a significant number of restaurant owners were to experience, among other things, operational or financial difficulties or labour shortages or significant increases in labour costs. Although the Company generally enjoys a positive working relationship with the vast majority of its restaurant owners, active and/or potential disputes with restaurant owners could damage its reputation and/or its relationships with the broader restaurant owner group. The Company’s restaurant owners are independent contractors and, as a result, the quality of their operations may be diminished by factors beyond the Company’s control. Any operational shortcoming of a franchise restaurant is likely to be attributed by consumers to the Company’s entire system, thus damaging its brand reputation and potentially affecting revenues and profitability. There can be no assurance that the Company will be able to continue to attract, retain and motivate higher performing restaurant owners.
Litigation. The Company is or may be subject to claims incidental to the business, including: obesity litigation; health and safety risks or conditions of the Company’s restaurants associated with design, construction, site location and development, indoor or airborne contaminants and/or certain equipment utilized in operations; employee claims for employment or labour matters, including potentially, class action suits regarding wages, discrimination, unfair or unequal treatment, harassment, wrongful termination, or overtime compensation claims; claims from restaurant owners and/or operators regarding profitability or wrongful termination of their franchise or operating (license) agreement(s); taxation authorities regarding certain tax disputes; and falsified claims. The Company’s current exposure with respect to pending legal matters could change if determinations by judges and other finders of fact are not in accordance with management’s evaluation of these claims and the Company’s exposure could exceed expectations and have a material adverse effect on its financial condition and results of operations.

Government Regulation. The Company and its restaurant owners are subject to various international, federal, state, provincial, and local (“governmental”) laws and regulations. The development and operation of restaurants depend to a significant extent on the selection, acquisition, and development of suitable sites, which are subject to laws and regulations regarding zoning, land use, environmental matters (including limitation of vehicle emissions in drive-thrus; anti-idling bylaws; regulation of litter, packaging and recycling requirements; regulation relating to discharge, storage, handling, release and/or disposal of hazardous or toxic substances; and other governmental laws and regulations), traffic, franchise, design and other matters. Additional governmental laws and regulations affecting the Company and its restaurant owners include: business licensing; franchise laws and regulations; health, food preparation, sanitation and safety; privacy; immigration, employment and labour (including applicable minimum wage requirements, benefits, overtime, working and safety conditions, family leave and other employment matters, and citizenship requirements); advertising and marketing; product safety and regulations regarding nutritional content, including menu labeling; existing, new or future regulations, laws, treaties or the interpretation or enforcement thereof relating to tax matters that may affect the Company’s ongoing tax disputes, realization of the Company’s tax assets, disclosure of tax-related matters, and expansion of the Company’s business into new territories through its strategic initiatives, joint-ventures, or other types of programs, projects or activities; tax laws affecting restaurant owners’ business; accounting and reporting requirements and regulations; anti-corruption; and new or future regulations regarding sustainability. Compliance with these laws and regulations and planning initiatives undertaken in connection therewith could increase the cost of doing business and, depending upon the nature of the Company’s and its restaurant owners’ responsive actions thereto, could damage the Company’s reputation. Changes in these laws and regulations, or the implementation of additional regulatory requirements, particularly increases in applicable minimum wages, tax law, planning or other matters may, among other things, adversely affect the Company’s financial results; anticipated effective tax rate, tax liabilities, and/or tax reserves; business planning within its corporate structure; its strategic initiatives and/or the types of projects it may undertake in furtherance of its business; or franchise requirements.
In addition, a taxation authority may disagree with certain views of the Company with respect to the interpretation of tax treaties, laws and regulations and take the position that material income tax liabilities, interests, penalties or amounts are payable by the Company, including in connection with certain of its public or internal company reorganizations. Contesting such disagreements or assessments may be lengthy and costly and, if the Company were unsuccessful in disputing the same, the implications could be materially adverse to it and affect its anticipated effective tax rate, projected results, future operations and financial condition, where applicable.
International Operations. The Company’s international operations are and will continue to be subject to various factors of uncertainty, and there is no assurance that international operations will achieve or maintain profitability or meet planned growth rates. The implementation of the Company’s international strategic plan may require considerable management time as well as start-up expenses for market development before any significant revenues and earnings are generated. Expansion into new international markets carries risks similar to those risks described above and more fully in the Form 10-K and the Form 10-Q relative to expansion into new markets in the U.S.; however, some or all of these factors may be more pronounced in markets outside Canada and the U.S. due to cultural, political, legal, economic, regulatory and other conditions and differences. Additionally, the Company may also have difficulty exporting its proprietary products into international markets or finding suppliers and distributors to provide it with adequate supplies of ingredients meeting its standards in a cost-effective manner.
Market and Other Conditions. The quick service restaurant industry is affected by changes in international, national, regional, and local economic and political conditions, consumer preferences and perceptions (including food safety, health or dietary preferences and perceptions), discretionary spending patterns, consumer confidence, demographic trends, seasonality, weather events and other calamities, traffic patterns, the type, number and location of competing restaurants, enhanced governmental regulation, changes in capital market conditions that affect valuations of restaurant companies in general or the value of the Company’s stock in particular, and litigation relating to food quality, handling or nutritional content. Factors such as inflation, higher energy and/or fuel costs, food costs, the cost and/or availability of a qualified workforce and other labour issues, benefit costs, legal claims, legal and regulatory compliance (including environmental regulations), new or additional sales tax on the Company’s products, disruptions in its supply chain or changes in the price, availability and shipping costs of supplies, and utility and other operating costs, also affect restaurant operations and expenses and impact same-store sales and growth opportunities. The ability of the Company and its restaurant owners to finance new restaurant development, improvements and additions to existing restaurants, acquire and sell restaurants, and pursue other strategic initiatives (such as acquisitions and joint-ventures), are affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds. In addition, unforeseen catastrophic or widespread events affecting the health and/or welfare of large numbers of people in the markets in which the Company’s restaurants are located and/or which otherwise cause a catastrophic loss or interruption in the Company’s ability to conduct its business, would affect its ability to maintain and/or increase sales and build new restaurants. Unforeseen events, including war, armed conflict, terrorism and other international, regional or local instability or conflicts (including labour issues), embargos, trade barriers, public health issues (including tainted food, food-borne illness, food tampering and water supply or widespread/pandemic illness such as the avian, H1N1 or norovirus flu), and natural disasters such as flooding, earthquakes, hurricanes, or other adverse weather and climate conditions could disrupt the Company’s operations, disrupt the operations of its restaurant owners, suppliers, or guests, or result in political or economic instability.

Reliance on Systems. If the network and information systems and other technology systems that are integral to retail operations at system restaurants and at the Company’s manufacturing and distribution facilities, and at its office locations are damaged or interrupted from power outages, computer and telecommunications failures, computer worms, viruses, phishing and other destructive or disruptive software, security breaches, catastrophic events and improper or personal usage by employees, such an event could have an adverse impact on the Company and its guests, restaurant owners and employees, including a disruption of its operations, guest dissatisfaction or a loss of guests or revenues. The Company relies on third-party vendors to retain data, process transactions and provide certain services. In the event of failure in such third-party vendors’ systems and processes, the Company could experience business interruptions or privacy and/or security breaches surrounding its data. The Company continues to enhance its integrated enterprise resource planning system. The introduction of new modules for inventory replenishment, sustainability, and business reporting and analysis will be implemented. There may be risks associated with adjusting to and supporting the new modules which may impact the Company’s relations with its restaurant owners, vendors and suppliers and the conduct of its business generally. If the Company fails to comply with new and/or increasingly demanding laws and regulations regarding the protection of guest, supplier, vendor, restaurant owner, employee and/or business data, or if the Company (or a third-party with which it has entered into a strategic alliance) experiences a significant breach of guest, supplier, vendor, restaurant owner, employee or Company data, the Company’s reputation could be damaged and result in lost sales, fines, lawsuits and diversion of management attention. The use of electronic payment systems and the Company’s reloadable cash card makes it more susceptible to a risk of loss in connection with these issues, particularly with respect to an external security breach of guest information that the Company, or third parties under arrangement(s) with it, control.
Other Significant Risk Factors. The following factors could also cause the Company’s actual results to differ from its expectations: fluctuations in the U.S. and Canadian dollar exchange rates; an inability to adequately protect the Company’s intellectual property and trade secrets from infringement actions or unauthorized use by others (including in certain international markets that have uncertain or inconsistent laws and/or application with respect to intellectual property and contract rights); liabilities and losses associated with owning and leasing significant amounts of real estate; changes in its debt levels and a downgrade on its credit ratings; and certain anti-takeover provisions that may have the effect of delaying or preventing a change in control.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date and time made. Except as required by federal or provincial securities laws, the Company undertakes no obligation to publicly release any revisions to forward-looking statements, or to update them to reflect events or circumstances occurring after the date forward-looking statements are made, or to reflect the occurrence of unanticipated events.